530-8th Avenue S.W., Calgary, AB T2P 3S8 Tel.: (403) 267-6800 Fax: (403) 267-6529

August 22, 2003

British Columbia Securities Commission

Office of the Administrator, New Brunswick

Alberta Securities Commission

Nova Scotia Securities Commission

Saskatchewan Securities Commission

Registrar of Securities, Prince Edward Island

The Manitoba Securities Commission

Securities Commission of Newfoundland

Ontario Securities Commission

Toronto Stock Exchange

Commission des valeurs mobilières du Québec

Dear Sirs:

Subject:

Provident Energy Trust

We confirm that the following material was sent by prepaid mail on August 20, 2003 to the registered holders of units of the subject Trust.

1.

Notice of Meeting / Information Circular

2.

Proxy

3.

Letter to Unitholders

4.

Proxy Return Envelope

We also confirm that copies of above mentioned material were sent by courier on August 20, 2003 to each Intermediary holding units of the Trust who responded to the search procedures pursuant to Canadian Securities Administrators’ National Instrument 54-102 regarding shareholder communications.

In compliance with regulations made under the Securities Act, we are providing this material to you in our capacity as trustee for the subject Trust Units.

Yours truly,

COMPUTERSHARE TRUST COMPANY OF CANADA

“Signed by”

Brent Jopko

Assistant Trust Officer

Corporate Trust Department

cc:

Provident Energy Trust

Tom Buchanan